Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

News Media

Investor Relations

Paul Fitzhenry	Ed Arditte
609-720-4261	609-720-4621
pfitzhenry@tyco.com	Karen Chin
609-720-4398

TYCO INTERNATIONAL ISSUES PRELIMINARY FIRST QUARTER RESULTS,

RAISES FULL-YEAR 2008 EARNINGS PER SHARE (EPS) GUIDANCE

PEMBROKE, Bermuda — January 23, 2008 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today announced preliminary financial results for the first quarter of fiscal 2008.  As previously announced, the company will issue its full first quarter 2008 financial results and hold a conference call for investors on February 5, 2008.

Preliminary first quarter results included revenue growth of 12% and organic revenue growth of 6%, which was stronger than previous guidance of 8% revenue growth and organic revenue growth of approximately 5%.  Revenue improved across each of the company’s five business segments and was led by solid year over year increases in Flow Control and ADT Worldwide.

Preliminary operating income in the quarter was $499 million and operating income before special items was $523 million, an increase of 55% over the prior year.  The company’s operating margin was 10.2% and its operating margin before special items was 10.7%, compared to previous guidance of approximately 9.0% for the operating margin before special items.  Strong year over year income growth in all segments led by Flow Control and ADT Worldwide and lower corporate expenses contributed to the increase in the operating income.

“The first quarter was a good start to 2008.  We had strong operational performance across all of our businesses led by Flow Control and ADT.  Based on our performance this quarter and our outlook for the year, we are raising our full year earnings per share guidance,” said Tyco Chairman and Chief Executive Officer Ed Breen.

The company is raising its full year guidance for fiscal 2008 diluted EPS from continuing operations before special items to $2.60-2.70 from $2.50-2.65.  Management will discuss the company’s outlook in detail during its investor conference call and webcast on February 5.

Income Statement Summary

($ millions)

	Q1 2008	Q1 2007	% Change
Revenue	$4,870	$4,365	12%
Operating Income	$499	$256	95%
Operating Margin	10.2%	5.9%	—
Special Items*	$(24)	$(81)
Operating Income Before Special Items	$523	$337	55%
Operating Margin Before Special Items	10.7%	7.7%	—

*Primarily separation and restructuring charges

Revenue Growth Reconciliation

($ millions)

	Q1 2008	% Change
Net Revenue Q1 FY08	$4,870
Net Revenue Q1 FY07	$4,365
Revenue Growth	$505	12%
Foreign Currency Impact	$(253)
Acquisitions, Divestitures and Other, Net	$12
Organic Revenue Growth	$264	6%

Investors and analysts can participate in the Feb. 5 conference call as follows:

•	At Tyco’s website: http://investors.tyco.com.

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1085. The telephone dial-in number for participants outside the United States is (612) 332-0107.

•

An audio replay of the conference call will be available beginning at 10:30 a.m. on February 5, 2008 and ending on February 12, 2008. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 904017.

NON-GAAP MEASURES

“Organic revenue growth,” “operating income before special items”, “diluted earnings per share (EPS) from continuing operations before special items” and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue growth is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year).  Organic revenue growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue.  This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers.

The company has presented its operating income and operating margin before special items and has forecast its EPS from continuing operations before special items.  Special Items include charges and gains related to divestitures, acquisitions, restructurings (including transaction costs related to the separations of Tyco Electronics and Covidien into separate public companies), and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable.  The company utilizes operating income, EPS and operating margin before special items to assess overall operating performance, segment level core operating performance and to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions.  They are also significant components in the company’s incentive compensation plans. Operating income, EPS and operating margin before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods.  The difference between operating income and operating margin before special items and operating income and operating margin (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings (including transaction costs related to the separations of Tyco Electronics and Covidien into separate public companies), and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income, EPS and operating margin. This limitation is best addressed by using operating income and operating margin before special items in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company presents its EPS from continuing operations forecast before special items to give investors a perspective on the underlying business results.  Because the company often cannot predict the amount and timing of unusual or special items and associated charges or gains that may be recorded in the company’s financial statements, it does not present forecasts that include the impact of those items.  In addition, the EPS from continuing operations before special items excludes the impact of discontinued operations which may mask underlying operating results.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 28, 2007.

Tyco International (NYSE: TYC) is a diversified, global company that provides vital products and services to customers in more than 60 countries. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had 2007 revenue of more than $18 billion and has 118,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

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